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                                                                    EXHIBIT 99.1


IRON AGE CORPORATION ("IRON AGE") AND IRON AGE HOLDINGS CORPORATION ("HOLDINGS") ANNOUNCE THAT THEY HAVE REACHED AN AGREEMENT IN PRINCIPLE WITH THE HOLDERS OF A MAJORITY OF THE AGGREGATE PRINCIPAL AMOUNT OF HOLDINGS' 12 1/8% SENIOR DISCOUNT NOTES DUE 2009 AND THE HOLDERS OF A MAJORITY OF THE AGGREGATE PRINCIPAL AMOUNT OF IRON AGE'S 9 7/8% SENIOR SUBORDINATED NOTES DUE 2008 TO RESTRUCTURE IRON AGE'S AND HOLDINGS' EXISTING DEBT.

Pittsburgh, Pennsylvania, October 24, 2003 - Iron Age Corporation, a specialty distributor of work and safety footwear ("Iron Age"), and its parent company, Iron Age Holdings Corporation ("Holdings" and collectively with Iron Age, the "Company"), have reached an agreement in principle with the holders of a majority of the aggregate principal amount of Holdings' 12 1/8% Senior Discount Notes due 2009 (the "Holdings Notes") and holders of a majority of the aggregate principal amount of Iron Age's 9 7/8% Senior Subordinated Notes due 2008 (the "Iron Age Notes" and collectively with Holdings Notes the "Notes") to restructure the Company's existing debt (the "Restructuring Plan"). Under the Restructuring Plan, the Company will offer, upon the terms and conditions contained in documents to be provided to the holders of the Notes (the "Exchange Offers"), to exchange the Notes for securities of Iron Age and IAC Holdings, Inc., a newly formed holding company ("New Holdings") which, following the consummation of the Restructuring Plan, will own 100% of Iron Age's outstanding common stock.

Pursuant to the Exchange Offers, holders of the Iron Age Notes tendering their Notes will receive (1) an aggregate of 95% of the outstanding common stock of New Holdings and (2) an aggregate of $8 million principal amount of 15% PIK Subordinated Convertible Secured Notes due 2008 of Iron Age ("New Notes"), assuming all outstanding Iron Age Notes are validly tendered and accepted for exchange. The holders of the Holdings Notes tendering their notes will receive an aggregate of 5% of the outstanding common stock of New Holdings (subject to 50% dilution upon conversion of the New Notes) assuming all of the outstanding Holdings Notes are validly tendered and accepted for exchange. Following the Exchange Offers, the Company will cease to be a reporting company under the Securities Exchange Act of 1934, as amended, and the New Notes and the common stock of New Holdings will not be registered under the Securities Act of 1933, as amended, and will not be listed on any national securities exchange.

The Company intends to launch the Exchange Offers next week. The closing of the Exchange Offers are subject to the satisfaction of a number of conditions, including the tender of 100% of the outstanding principal amount of the Holdings Notes, at least 99% of the outstanding principal amount of the Iron Age Notes and the amendment and restatement of the Company's senior credit agreement. There can be no assurance that these conditions will be met or that the Exchange Offers will be consummated.

The Company and the senior lenders under the Company's Loan and Security Agreement agreed to an additional waiver allowing the Company to continue to operate under the Loan and Security Agreement through December 5, 2003, subject to certain conditions.

This press release in not an offer to sell, nor a solicitation of an offer to buy, any securities of the Company or New Holdings, nor is it a solicitation of any consent or proxy. The Exchange Offers will be made only in accordance with the terms and conditions contained in documents to be provided to the holders of the Notes.



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Certain matters within this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are intended to come within the safe harbor protection provided by those statutes and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Iron Age or Holdings to be different from any future results, performance or achievements expressed or implied by such forward-looking statements. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be attained and investors are cautioned not to place undue reliance on any forward looking statements. These risks are detailed from time to time in Iron Age's and Holdings' filings with the Securities and Exchange Commission.